Exhibit 4.4

AMENDMENT NUMBER THREE
TO
RIGHTS AGREEMENT

Amendment Number Three (the “Amendment”), dated as of February 21, 2011, between Compass Minerals International, Inc., a Delaware corporation (the “Company”), and Computershare Trust Company, N.A., as successor rights agent (“Rights Agent”), to that certain Rights Agreement dated as of December 11, 2003, as amended as of June 15, 2004 and  January 8, 2007  (the “Agreement”).

WHEREAS, Section 26 of the Agreement authorizes the Company and the Rights Agent, if the Company so directs, so long as the Rights (each as defined in the Agreement) are then redeemable and subject to the restrictions set forth in Section 26, to amend any provision of the Agreement without the approval of any holders of certificates representing Common Shares or Rights (each as defined in the Agreement); and

WHEREAS, the Board has approved amendment of the Rights Agreement, and the execution and delivery of this Amendment, and all acts necessary to make this Amendment a valid agreement, enforceable according to its terms have been performed;

NOW, THEREFORE, in consideration of the foregoing recitals, the parties hereby agree and the Agreement is hereby amended as follows:

1.	Section 1.3 is amended to read as follows:

1.3.   A Person shall be deemed the “Beneficial Owner” of and shall be deemed to “beneficially own” any securities:

(i)           which such Person or any of such Person’s Affiliates or Associates beneficially owns, directly or indirectly (as determined pursuant to Rule 13d-3 of the General Rules and Regulations under the Exchange Act as in effect on the date of this Agreement);

(ii)           which such Person or any of such Person’s Affiliates or Associates, directly or indirectly, has (A) the right to acquire (whether such right is exercisable immediately, or only after the passage of time, compliance with regulatory requirements, fulfillment of a condition or otherwise) pursuant to any agreement, arrangement or understanding, whether or not in writing (other than customary agreements with and between underwriters and selling group members with respect to a bona fide public offering of securities), or upon the exercise of conversion rights, exchange rights, rights, warrants or options, or otherwise; provided, however, that a Person shall not be deemed the Beneficial Owner of, or to beneficially own, (w) securities tendered pursuant to a tender or exchange offer made by or on behalf of such Person or any of such Person’s Affiliates or Associates until such tendered securities are accepted for purchase or exchange, (x) securities which such Person has a right to acquire upon the exercise of Rights at any time prior to the time that any Person becomes an

Acquiring Person, (y) securities issuable upon the exercise of Rights from and after the time that any Person becomes an Acquiring Person if such Rights were acquired by such Person or any of such Person’s Affiliates or Associates prior to the Distribution Date or pursuant to Section 3.1 or Section 22 (“Original Rights”) or pursuant to Section 11.9 or Section 11.15 with respect to an adjustment to Original Rights or (z) securities which such Person or any of such Person’s Affiliates or Associates may acquire, does or do acquire or may be deemed to acquire or may be deemed to have the right to acquire, pursuant to any merger or other acquisition agreement between the Company and such Person (or one or more of such Person’s Affiliates or Associates) if prior to such Person becoming an Acquiring Person the Board of Directors of the Company has approved such agreement and determined that such Person shall not be or be deemed to be the beneficial owner of such securities within the meaning of this Section 1.3; or (B) the right to vote pursuant to any agreement, arrangement or understanding (whether or not in writing); provided, however, that a Person shall not be deemed the Beneficial Owner of, or to beneficially own, any security under this clause (B) if the agreement, arrangement or understanding to vote such security (1) arises solely from a revocable proxy or consent given to such Person in response to a public proxy or consent solicitation made pursuant to, and in accordance with, the applicable rules and regulations of the Exchange Act and (2) is not also then reportable on Schedule 13D under the Exchange Act (or any comparable or successor report); or

(iii)           which are beneficially owned, directly or indirectly, by any other Person (or any Affiliate or Associate thereof) and with respect to which such Person or any of such Person’s Affiliates or Associates has any agreement, arrangement or understanding (other than customary agreements with and between underwriters and selling group members with respect to a bona fide public offering of securities), whether or not in writing, for the purpose of acquiring, holding, voting (except pursuant to a revocable proxy or consent as described in the proviso to Section 1.3(ii)(B)) or disposing of any securities of the Company;

provided, however, that no Person who is an officer, director or employee of an Exempt Person shall be deemed, solely by reason of such Person’s status or authority as such, to be the “Beneficial Owner” of, to have “Beneficial Ownership” of or to “beneficially own” any securities that are “beneficially owned” (as defined in this Section 1.3), including, without limitation, in a fiduciary capacity, by an Exempt Person or by any other such officer, director or employee of an Exempt Person. Any Person who, directly or indirectly, creates or uses a trust, proxy, power of attorney, pooling arrangement or any other contract, arrangement or device (including without limitation any derivative, swap or similar transaction or instrument) with the purpose or effect of divesting such Person of beneficial ownership of a security or preventing the vesting of such beneficial ownership to avoid the status of an Acquiring Person or as part of a plan or scheme to evade the reporting requirements of section 13(d) or (g) of the Exchange Act shall be deemed to be the “Beneficial Owner” of such security.

2.	New Section 1.5 is added and shall read as follows:

"Book Entry" shall mean an uncertificated book entry for the Common Stock.

Existing Sections 1.5 – 1.13 are renumbered 1.6 – 1.14 to reflect this addition.

3.	Section 2 is amended to read as follows:

Section 2.  Appointment of Rights Agent.  The Company hereby appoints the Rights Agent to act as agent for the Company in accordance with the terms and conditions hereof, and the Rights Agent hereby accepts such appointment. The Company may from time to time appoint such co-Rights Agents as it may deem necessary or desirable, upon ten (10) days’ prior written notice to the Rights Agent.  The Rights Agent shall have no duty to supervise, and shall in no event be liable for, the acts or omissions of any such co-Rights Agent.  In the event the Company appoints one or more co-Rights Agents, the respective duties of the Rights Agent and any co-Rights Agent shall be as the Company shall determine.  Contemporaneously with such appointment, if any, the Company shall notify the Rights Agent thereof.

4.	Section 3 is amended to reflect electronic issuance of shares and to read as follows:

Section 3. Issuance of Right Certificates.

3.1. Rights Evidenced by Share Certificates. Until the earlier of (i) the close of business on the tenth day after the Shares Acquisition Date (or, if the tenth Business Day after the Shares Acquisition Date occurs before the Record Date, the close of business on the Record Date), or (ii) the close of business on the tenth Business Day after the date of the earlier of the commencement of, or the first public announcement of the intent of any Person (other than an Exempt Person) to commence, a tender or exchange offer the consummation of which would result in any Person (other than an Exempt Person) becoming the Beneficial Owner of Common Shares aggregating 15% or more of the then outstanding Common Shares of the Company (the earlier of (i) and (ii) being herein referred to as the “Distribution Date”), (x) the Rights (unless earlier expired, redeemed or terminated) will be evidenced (subject to the provisions of Section 3.2) by the certificates or Book Entries for the Common Shares registered in the names of the holders thereof (which certificates for Common Shares shall also be deemed to be Right Certificates) and not by separate certificates or Book Entries, and the record holders of the Common Stock represented by such certificates or Book Entries shall be the record holders of Rights represented thereby, and (y) the Rights (and the right to receive certificates therefor) will be transferable only in connection with the transfer of the underlying Common Shares (including a transfer to the Company). The preceding sentence notwithstanding, prior to the occurrence of a Distribution Date specified as a result of an event described in clause (ii) (or such later Distribution Date as the Board of Directors of the Company may select pursuant to this sentence), the Board of Directors may postpone, one or more times, the Distribution Date which would occur as a result of an event described in clause (ii) beyond the date set forth in such clause (ii). Nothing herein shall permit such a postponement of a Distribution Date after a Person becomes an Acquiring Person. As soon as practicable after the Distribution Date, the Company will prepare and execute, the Rights Agent will countersign and the Company (or, if requested, the Rights Agent) will send, by first-class, postage-prepaid mail, to each record holder of Common Shares as of the close of business on the Distribution Date (other than any Acquiring Person or any Associate or Affiliate of an Acquiring Person), at the address of such holder shown on the records of the Company, one or more certificates for Rights, in substantially the form of Exhibit B hereto (a “Right Certificate”), evidencing one Right (subject to adjustment as provided herein) for each Common Share so held. As of the Distribution Date, the Rights will be evidenced solely by such Right Certificates.

3.2. Summary of Rights. On the Record Date or as soon as practicable thereafter, the Company will send or cause to be sent a copy of a Summary of Rights to Purchase Preferred Shares, in substantially the form attached hereto as Exhibit C (the “Summary of Rights”), by first-class, postage-prepaid mail, to each record holder of Common Shares as of the close of business on the Record Date at the address of such holder shown on the records of the Company. With respect to certificates or Book Entries for the Common Stock outstanding as of the Record Date, until the Distribution Date, the Rights will be evidenced by such certificates or Book Entries for the Common Stock and the record holders of the Common Stock shall also be the record holders of the associated rights.  Until the earlier of the Distribution Date or the Expiration Date, transfer on the Company's direct registration system of any Common Stock represented by a Book Entry or the surrender for transfer of any certificate for Common Stock shall constitute the surrender for transfer of the Rights associated with the Common Stock evidenced thereby, whether or not accompanied by a copy of the Summary of Rights.

3.3. New Certificates After Record Date.  Rights shall be issued in respect of all shares of Common Stock which are issued (whether originally issued or from the Company's treasury) after the Record Date but prior to the earlier of the Distribution Date or the Expiration Date, and, in certain circumstances provided in Section 22 of this Agreement, after the Distribution Date.  Rights issued prior to the Distribution Date will be evidenced by certificates or Book Entries for the Common Stock.  Certificates for Common Shares and confirmations evidencing Book Entries which become outstanding (whether upon issuance out of authorized but unissued Common Shares, disposition out of treasury or transfer or exchange of outstanding Common Shares) after the Record Date but prior to the earliest of the Distribution Date or the Expiration Date, shall have impressed, printed, stamped, written or otherwise affixed onto them the following legend:

This certificate also evidences and entitles the holder hereof to certain rights as set forth in an Agreement between Compass Minerals International, Inc. (the “Company”) and Computershare Trust Company, N.A., as Rights Agent, as the same may be amended from time to time (the “Agreement”), the terms of which are hereby incorporated herein by reference and a copy of which is on file at the principal executive offices of the Company. Under certain circumstances, as set forth in the Agreement, such Rights will be evidenced by separate certificates and will no longer be evidenced by this certificate. The Company will mail to the holder of this certificate a copy of the Agreement without charge after receipt of a written request therefor. As described in the Agreement, Rights which are owned by, transferred to or have been owned by Acquiring Persons or Associates or Affiliates thereof (as defined in the Agreement) shall become null and void and will no longer be transferable.

With respect to such certificates containing the foregoing legend, until the Distribution Date (or the earlier Expiration Date), the Rights associated with the Common Shares shall be represented by such certificates or Book Entries alone and registered holders of Common Stock shall also be the registerd holders of the associated Rights, and the transfer of shares of Common Stock shall also constitute the transfer of the Rights assocated with such shares of Common Stock. In the event that the Company purchases or acquires any Common Shares after the Record Date but prior to the Distribution Date, any Rights associated with such Common Shares shall be deemed canceled and retired so that the Company shall not be entitled to exercise any Rights associated with the Common Shares which are no longer outstanding.  Notwithstanding this Section 3.3, the omission of a legend shall not affect the enforceability of any part of this Agreement or the rights of any holder of the Rights.

5.	Section 7.2 is amended to replace the Purchase Price of $70 with $300, so that such Section reads as follows:

7.2. Purchase. The Purchase Price for each one one-thousandth of a Preferred Share pursuant to the exercise of a Right shall be initially $300, shall be subject to adjustment from time to time as provided in Sections 11, 13 and 26 and shall be payable in lawful money of the United States of America in accordance with Section 7.3.

6.	Section 18 is amended to read as follows:

Section 18.  Concerning the Rights Agent.  The Company agrees to pay to the Rights Agent reasonable compensation for all services rendered by it hereunder in accordance with a fee schedule to be mutually agreed upon and, from time to time, on demand of the Rights Agent, its reasonable expenses and counsel fees and other disbursements incurred in the administration and execution of this Agreement and the exercise and performance of its duties hereunder.  The Company also agrees to indemnify the Rights Agent for, and to hold it harmless against, any loss, liability, or expense, incurred without gross negligence, bad faith or willful misconduct on the part of the Rights Agent, for anything done or omitted by the Rights Agent in connection with the acceptance and administration of this Agreement, including the costs and expenses of defending against any claim of liability arising therefrom, directly or indirectly.

7.	Section 20.3 is amended to read as follows:

20.3.   Standard of Care.  The Rights Agent shall be liable hereunder only for its own gross negligence, bad faith or willful misconduct.

8.	The first three sentences of Section 21 are amended to read as follows:

Section 21. Change of Rights Agent.  The Rights Agent or any successor Rights Agent may resign and be discharged from its duties under this Agreement upon thirty (30)

days’ notice in writing mailed to the Company in the event that the Rights Agent or one of its Affiliates is not also the transfer agent for the Company, and to each transfer agent of the Common Shares and/or Preferred Shares, as applicable, by registered or certified mail.  In the event the transfer agency relationship in effect between the Company and the Rights Agent terminates, the Rights Agent will be deemed to have resigned automatically and be discharged from its duties under this Agreement as of the effective date of such termination, and the Company shall be responsible for sending any required notice.  Following the Distribution Date, the Company shall promptly notify the holders of the Right Certificates by first-class mail of any such resignation.

9.	Section 25 is amended to read as follows:

Section 25.   Notices.  Notices or demands authorized by this Agreement to be given or made by the Rights Agent or by the holder of any Right Certificate to or on the Company shall be sufficiently given or made if sent by courier delivery (overnight or two-day), or by first-class mail, postage prepaid, addressed (until another address is filed in writing with the Rights Agent) as follows:

Compass Minerals International, Inc.
9900 W. 109th Street, Suite 600
Overland Park, Kansas  66210
Attention:  Secretary

with a copy to (such copy shall not constitute notice):

Raymond Y. Lin, Esq.
Latham & Watkins LLP
885 Third Avenue
New York, New York  10022

Subject to the provisions of Section 21 and Section 24, any notice or demand authorized by this Agreement to be given or made by the Company or by the holder of any Right Certificate to or on the Rights Agent shall be sufficiently given or made if sent by courier delivery (overnight or two-day), or by first-class mail, postage prepaid, addressed (until another address is filed in writing with the Company) as follows:

Computershare Trust Company, N.A.
250 Royall Street
Canton, MA  02021
Attention: Client Services

Notices or demands authorized by this Agreement to be given or made by the Company or the Rights Agent to the holder of any Right Certificate (or, prior to the Distribution Date, to the holder of any certificate representing Common Shares) shall be sufficiently given or made if sent by courier delivery (overnight or two-day), or by first-class mail, postage-prepaid, addressed to such holder at the address of such holder as shown on the registry books of the Company.

10.	Section 27 is amended to read as follows. The Trust Agreement Exhibit D referred to in Section 27.4 below is attached to this Amendment:

Section 27. Exchange.

27.1. Exchange of Common Shares for Rights. The Board of Directors of the Company may, at its option, at any time after the occurrence of a Trigger Event, exchange Common Shares for all or part of the then outstanding and exercisable Rights (which shall not include Rights that have become void pursuant to the provisions of Section 11.1.2) by exchanging at an exchange ratio of that number of Common Shares having an aggregate value equal to the Spread (with such value being based on the current per share market price (as determined pursuant to Section 11.4) on the date of the occurrence of a Trigger Event) per Right, appropriately adjusted to reflect any stock split, stock dividend or similar transaction occurring after the date hereof (such amount per Right being hereinafter referred to as the “Exchange Consideration”). Notwithstanding the foregoing, the Board of Directors shall not be empowered to effect such exchange at any time after any Acquiring Person shall have become the Beneficial Owner of 50% or more of the Common Shares then outstanding. From and after the occurrence of an event specified in Section 13.1, any Rights that theretofore have not been exchanged pursuant to this Section 27.1 shall thereafter be exercisable only in accordance with Section 13 and may not be exchanged pursuant to this Section 27.1. The exchange of the Rights by the Board of Directors may be made effective at such time, on such basis and with such conditions as the Board of Directors in its sole discretion may establish.

27.2. Exchange Procedures. Immediately upon the action of the Board of Directors of the Company ordering the exchange for any Rights pursuant to Section 27.1 and without any further action and without any notice, the right to exercise such Rights shall terminate and the only right thereafter of a holder of such Rights shall be to receive the Exchange Consideration. The Company shall promptly give public notice of any such exchange; provided, however, that the failure to give, or any defect in, such notice shall not affect the validity of such exchange. The Company promptly shall mail a notice of any such exchange to all of the holders of such Rights at their last addresses as they appear upon the registry books of the Rights Agent. Any notice which is mailed in the manner herein provided shall be deemed given, whether or not the holder receives the notice. Each such notice of exchange shall state the method by which the exchange of the Common Shares for Rights will be effected and, in the event of any partial exchange, the number of Rights which will be exchanged. Any partial exchange shall be effected pro rata based on the number of Rights (other than the Rights that have become void pursuant to the provisions of Section 11.1.2) held by each holder of Rights.

27.3. Insufficient Shares. The Company may at its option substitute, and, in the event that there shall not be sufficient Common Shares issued but not outstanding or authorized but unissued to permit an exchange of Rights for Common Shares as contemplated in accordance with this Section 27, the Company shall substitute to the extent of such insufficiency, for each Common Share that would otherwise be issuable upon exchange of a Right, a number of Preferred Shares or fraction thereof (or equivalent preferred stock, as such term is defined in Section 11.2) such that the current per share market price (determined pursuant to Section 11.4) of one Preferred Share (or equivalent preferred share) multiplied by such number or fraction is equal to the current per share market price of one Common Share (determined pursuant to Section 11.4) as of the date of such exchange.

27.4. Trust Agreement.  Prior to effecting an exchange pursuant to this Section 27, the Board of Directors may direct the Company to enter into a Trust Agreement (the “Trust Agreement”) in substantially the form attached hereto as Exhibit D. If the Board of Directors so directs the Company to enter into the Trust Agreement, at the Effective Time (as defined in the Trust Agreement), the Company shall issue to the trust created by the Trust Agreement (the “Trust”) all of the Common Shares and Preferred Shares, if any, distributable pursuant to the exchange (which, for the avoidance of doubt, shall not include any shares or other securities distributed pursuant to the Initial Distribution (as defined in the Trust Agreement)), along with any dividends or distributions made on such shares or other securities after the Effective Time (as defined in the Trust Agreement), and all stockholders entitled to distribution of such shares or other securities (and any dividends or distributions made thereon after the Effective Time (as defined in the Trust Agreement)) shall be entitled to receive distribution of such shares or other securities (and any dividends or distributions made thereon after the Effective Time (as defined in the Trust Agreement)) from the Trust solely upon compliance with all relevant terms and provisions of the Trust Agreement.

11.	A new Section 35 is added as follows:

           Section 25.  Force Majeure.  Notwithstanding anything to the contrary contained herein, the Rights Agent shall not be liable for any delays or failures in performance resulting from acts beyond its reasonable control including, without limitation, acts of God, terrorist acts, shortage of supply, breakdowns or malfunctions, interruptions or malfunction of computer facilities, or loss of data due to power failures or mechanical difficulties with information storage or retrieval systems, labor difficulties, war, or civil unrest.

12.	Except as expressly amended hereby, the provisions of the Agreement shall remain in full force and effect.

[Remainder of page intentionally blank]

IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be duly executed, as of the day and year first above written.

Compass Minerals International, Inc.

By:	/s/ Rodney L. Underdown
Rodney L. Underdown
Vice President and Chief Financial Officer

Computershare Trust Company, N.A.

By:	/s/ Dennis V. Moccia

Name:	Dennis V. Moccia

Title:	Manager, Contract Administration

Exhibit D - Trust Agreement

Exhibit A -	Certificate of Trust of CMI Rights Exchange Trust
Exhibit B -	Certification for Transfer of Record Ownership of Shares of Compass Minerals International, Inc. Common Stock Issued in Exchange for Previously Outstanding Rights
Exhibit C -	Certificate of Exchange
Exhibit D -	Certificate of Exchange
Exhibit E -	Irrevocable Proxy

Exhibit D
To Rights Agreement

TRUST AGREEMENT

TRUST AGREEMENT dated as of ________ __, 201_ (this “Trust Agreement” or this “Agreement”) between Compass Minerals International, Inc., a Delaware corporation, as depositor (the “Depositor”), and _____________________, as trustee (the “Trustee”).

ARTICLE I

ORGANIZATION

Section 1.1   Creation of Trust.  The Depositor and the Trustee hereby create a trust (the “Trust”) on the terms and conditions set forth herein for the benefit of the Depositor.  The Trust shall be known as “CMI. Rights Exchange Trust,” in which name the Trustee may conduct the business of the Trust, make and execute contracts, and sue and be sued.  It is the intention of the parties hereto that the Trust created hereby constitute a statutory trust under Chapter 38 of Title 12 of the Delaware Code, 12 Del. C. § 3801 et seq. (the “Delaware Statutory Trust Act”) and that this Agreement constitute the governing instrument of the Trust.  The Trustee is hereby authorized and directed to execute and file a certificate of trust with the Secretary of State of the State of Delaware in the form attached hereto as Exhibit A.

Section 1.2   Situs of Trust.  The Trust will be located and administered in the State of Delaware.  The only office of the Trust will be at the Corporate Trust Office of the Trustee within the State of Delaware.

Section 1.3   Appointment of Trustee.  The Depositor hereby appoints the Trustee as trustee of the Trust, effective immediately following the distribution of shares of Common Stock issued pursuant to the Exchange to Persons which have provided verification that such Person is not an Acquiring Person or any Associate or Affiliate thereof (the “Initial Distribution”) (the “Effective Time”), to have all the rights, powers and duties set forth herein.  The Trustee hereby accepts such appointment and declares that it will hold the Trust Estate (as defined herein) upon the trusts set forth herein and for the use and benefit of the Beneficiaries (as defined herein).

Section 1.4   Purposes and Powers of the Trust.  The purposes of the Trust are, and the Trust shall have the power and authority, to engage in the following activities:

(a)           to accept and hold the Trust Estate;

(b)           to distribute the Trust Estate to the Beneficiaries pursuant to the terms hereof; and

to engage in those activities that are necessary, suitable or convenient to accomplish the foregoing or are incidental thereto or connected therewith.

Section 1.5   Transfer to Trust.  At the Effective Time, the Depositor shall transfer and deposit into the Trust, for the purposes set forth herein, that number of shares of Common Stock equal to (a) the total number of shares of Common Stock issued pursuant to the Exchange less (b) that number of shares of Common Stock distributed in connection with the Initial

Exhibit D
To Rights Agreement

Distribution.  Such deposit, together with any dividends or distributions thereon made after the Effective Time and all other assets or rights held from time to time by the Trust, shall constitute the “Trust Estate.” In connection with such initial deposit, at the Effective Time, the Depositor shall deliver, or cause to be delivered, to the Trustee written confirmation of the number of shares of Common Stock that have been issued in the name of the Trust.  In connection with each deposit made after the Effective Time, the Depositor shall deliver, or cause to be delivered, to the Trustee a written notice describing the assets so deposited and the rights of the Beneficiaries with respect thereto.

Section 1.6   Title to Trust Property.  Legal title to the Trust Estate shall be vested at all times in the Trust as a separate legal entity except where applicable law in any jurisdiction requires title to any part of the Trust Estate to be vested in a trustee or trustees, in which case title shall be deemed to be vested in the Trustee, a co-trustee and/or a separate trustee, as the case may be.

ARTICLE II

BENEFICIARIES

Section 2.1    Beneficiaries.  The Exchange Participants who have not received Exchange Shares pursuant to the Initial Distribution shall automatically, and without any action being required of such Persons, be the beneficial owners (each, a “Beneficiary” and collectively, the “Beneficiaries”) of the Trust, each owning the same number of Beneficial Interest Units as shares of Common Stock distributable to such Beneficiary pursuant to the Exchange (together with any dividends and distributions thereon made after the Effective Time).  For purposes of this Trust Agreement, “Beneficial Interest Units” shall mean equal units of the undivided beneficial interest (as provided in this Trust Agreement) of the Beneficiaries in the Trust Estate.  The Beneficial Interest Units shall be uncertificated.  For the avoidance of doubt, [__________] and any Affiliates or Associates of [__________] shall not be Beneficiaries of the Trust.

Section 2.2   Transfer of Beneficial Interest Units.  Beneficial Interest Units may not be transferred in any manner whatsoever (including, without limitation, by sale, exchange, gift, pledge or creation of a security interest) except (a) by bequest or inheritance in the case of an individual Beneficiary, or (b) by operation of law.

ARTICLE III

DECLARATION OF TRUST

Section 3.1   Declaration of Trust.  The Trustee hereby declares that it will hold the Trust Estate and all other assets and documents delivered to it pursuant to this Trust Agreement, in trust upon and subject to the conditions set forth herein for the use and benefit of the Beneficiaries.  The Trust is being established by the Depositor for the protection and conservation of the Trust Estate.

Exhibit D
To Rights Agreement

ARTICLE IV

DISTRIBUTIONS OF TRUST ESTATE

Section 4.1   Distributions.  Each Beneficial Interest Unit shall entitle the holder thereof to distribution of a like number of shares of Common Stock from the Trust upon the terms and conditions provided herein, plus any dividends or distributions on the underlying shares of Common Stock made after the Effective Time.  The Trustee shall distribute shares of Common Stock (plus any dividends or distributions on the underlying shares of Common Stock made after the Effective Time) to a Beneficiary that has complied with Section 4.2 hereof as promptly as practicable following the date on which such Beneficiary has provided the Trustee with the certification required by Section 4.2 hereof.  Upon receipt of the certification of a Beneficiary required by Section 4.2 hereof, the Trustee shall (i) notify [__________] (or any successor transfer agent) and the Depositor of the name of such Beneficiary and the number of shares of Common Stock requested by such certifying Beneficiary and (ii) submit a transfer instruction, in the form attached hereto as Exhibit B, to [__________] (or any such successor transfer agent), directing the transfer of the requested number of shares of Common Stock held by the Trust to the certifying Beneficiary.

Upon the distribution of shares of Common Stock (plus any dividends or distributions on the underlying shares of Common Stock made after the Effective Time) to a Beneficiary such Beneficiary’s Beneficial Interest Units shall be automatically terminated and such Beneficiary will cease to be a Beneficiary of the Trust thereupon.  In the event that there are insufficient shares of Common Stock or other assets held by the Trust to honor all requests for distribution made in compliance with this Agreement and received by the Trustee, the Trustee shall notify the Depositor of such deficiency, and the Depositor shall use its best efforts to cause to be issued or delivered to the Trust such number of shares and such other assets as shall be necessary to satisfy such deficiency.

Section 4.2   Certification of Beneficiary Status.  As a condition to its receipt of any distribution from the Trust, each Beneficiary that is or was a registered owner of Common Stock on the books and records of the Depositor must provide the Trustee with the certification as to Beneficiary status in the form attached hereto as Exhibit C, and each Beneficiary that holds or held its shares beneficially in “street name” must provide the Trustee with the certification as to Beneficiary status in the form attached hereto as Exhibit D.  The Trustee shall be fully protected in relying upon such certification and shall have no duty or obligation to verify the status of a Beneficiary or the accuracy of such Beneficiary’s claim to its respective portion of the Trust Estate.  Notwithstanding anything to the contrary set forth herein, the Depositor, in its absolute discretion, may exempt any Beneficiary from the requirement to provide any such certification by furnishing to the Trustee written notice specifying the identity of the Beneficiary and the number of Beneficial Interest Units held thereby and representing that the Depositor has declared such Beneficiary to be exempt from such requirement (and the Trustee, in making a distribution to any such Beneficiary, shall be fully protected in relying on the Depositor’s representation that such Beneficiary is exempt from such requirement).  Upon receipt of any such notice, the Trustee shall distribute to the relevant Beneficiary that portion of the Trust Estate represented by such Beneficiary’s Beneficial Interest Units and, upon such distribution, such Beneficiary’s Beneficial Interest Units shall be automatically terminated and such Beneficiary shall cease to be a Beneficiary of the Trust.

Exhibit D
To Rights Agreement

Section 4.3   Dividends.

4.3.1      Cash Dividends.  The Trustee shall receive and hold, subject to the terms of this Agreement, any dividends or distributions declared and paid on the shares included in the Trust Estate (which dividends or distributions shall become part of the Trust Estate) and shall distribute such dividends or distributions to the Beneficiaries in proportion to their respective interests therein in accordance with the terms of this Agreement, such distribution to be equivalent to the dividends or distribution which each respective holder would have otherwise been entitled to receive had such shares not then been included in the Trust Estate at the time of the payment of the dividend or distribution.  Payment of any such dividends or distributions shall be made by check or wire transfer as a one-time disbursement at the time of the distribution to such Beneficiary of its respective portion of the Trust Estate.

4.3.2      Trust Account; Money Need Not Be Segregated.  (a) If the Trustee shall receive any dividends or distributions on the Trust Estate, the Trustee shall establish and maintain with itself a non-interest bearing trust account (the “Trust Account”), into which it shall deposit, on the same day as received, such dividends or distributions and any future dividends or distributions received by it, for disbursement to the Beneficiaries in accordance with Section 4.3.1 above.  No monies received by the Trustee need be segregated in any manner except to the extent required by law, and the Trustee shall not be liable for any interest thereon.

Section 4.4   Stock Dividends.  The Trustee shall receive and hold, subject to the terms of this Agreement, any securities of the Company issued in respect of the shares included in the Trust Estate by reason of any capital reorganization, stock split, combination, stock dividend or other distribution, including through any exchange of rights (which securities shall become part of the Trust Estate), and shall deliver such securities to the Beneficiaries in proportion to their respective interests therein in accordance with the terms of this Agreement.

Section 4.5   Merger, Consolidation and Dissolution.  In connection with any merger, consolidation or dissolution involving the Company or any shares of Common Stock of the Company or other voting securities held in the Trust immediately prior to the effective time of such merger, consolidation or dissolution, such shares of Common Stock and other voting securities, if any, shall be converted at the effective time of such merger or consolidation into shares of stock or other equity interests of the surviving or resulting entity of such merger or consolidation on the same terms as are provided for all other shares of Common Stock of the Company or voting securities under the agreement of merger or consolidation, as the case may be, or shall be converted at the effective time of such merger or dissolution into the right to receive the consideration payable in connection with such merger or dissolution on the same terms as are provided for all other shares of Common Stock of the Company or voting securities under the agreement of merger or plan of dissolution, as the case may be, and the Trustee shall hold all shares or other equity interests of the surviving or resulting entity into which the shares of Common Stock or other voting securities were directly converted (which shares or other equity interests shall become part of the Trust Estate), or shall take all actions necessary to receive and hold the consideration payable in connection with any merger or dissolution (which consideration shall become

Exhibit D
To Rights Agreement

part of the Trust Estate), in each case for the benefit of the Beneficiaries, and shall deliver such shares or other equity interests or such consideration, as the case may be, to the Beneficiaries in proportion to their respective interests therein in accordance with the terms of this Agreement.  If the Trustee shall receive cash as consideration in connection with any transaction described in this Section 4.3.4, the Trustee shall establish and maintain with itself a non- interest bearing Trust Account into which it shall deposit, on the same day as received, the amount received by it, for disbursement to the Beneficiaries in accordance with this Agreement.
ARTICLE V

DEPOSITOR’S AGREEMENTS

The Depositor acknowledges and agrees as follows:

Section 5.1  Compensation and Indemnification of the Trustee.  The Depositor hereby agrees to (i) compensate the Trustee in accordance with a separate fee agreement with the Trustee, (ii) reimburse the Trustee for all reasonable expenses (including reasonable fees and expenses of counsel and other experts) and (iii) indemnify, defend and hold harmless the Trustee and any of the officers, directors, employees and agents of the Trustee (the “Indemnified Persons”) from and against any and all losses, damages, liabilities, claims, actions, suits, costs, expenses, disbursements (including the reasonable fees and expenses of counsel), taxes and penalties of any kind and nature whatsoever (collectively, “Liabilities”), to the extent that such Expenses arise out of or are imposed upon or asserted at any time against such Indemnified Persons with respect to the performance of this Trust Agreement, the creation, operation or termination of the Trust or the transactions contemplated hereby; provided, however, that the Depositor shall not be required to indemnify any Indemnified Person for any Liabilities which are a result of the willful misconduct of such Indemnified Person or the bad faith violation by such Indemnified Person of the implied contractual covenant of good faith and fair dealing.  To the fullest extent permitted by law, Liabilities to be incurred by an Indemnified Person shall, from time to time, be advanced by, or on behalf of, the Depositor prior to the final disposition of any matter upon receipt by the Depositor of an undertaking by, or on behalf of, such Indemnified Person to repay such amount if it shall be determined that the Indemnified Person is not entitled to be indemnified under this Trust Agreement.  This Section shall survive the termination of the Trust and the Trust Agreement.

ARTICLE VI

CONCERNING THE TRUSTEE

Section 6.1   Authority of Trustee; Voting.

6.1.1      General Authority.  The Trustee is hereby authorized to take all actions required of it pursuant to this Trust Agreement, including, without limitation, executing and delivering, on behalf of the Trust, each certificate or other document attached to this Trust Agreement as an exhibit and any other amendment or other agreement or instrument described herein, all as approved by the Depositor, as evidenced conclusively by the Trustee’s execution thereof.  In addition to the foregoing, the Trustee is authorized, but shall not be obligated, to take such actions as the Depositor may from time to time direct in writing.

Exhibit D
To Rights Agreement

Section 6.2   Voting.  The Trustee shall hold any and all shares of Common Stock and any other voting securities of the Depositor (the “voting securities”) included in the Trust Estate under the terms and conditions of this Agreement.  The Trustee shall, on behalf of the Trust, have full power and authority, and is hereby fully and exclusively empowered, authorized and obligated: (i) to vote in person or by proxy all such voting securities at all meetings of the stockholders of the Depositor, or (ii) to give written consents in lieu of voting such shares at a meeting of the stockholders of the Depositor, in either case in respect of any and all matters on which such shares are entitled to vote under the certificate of incorporation of the Company or applicable law, including, but not limited to, the election of directors, any merger or consolidation, the sale of all or substantially all of the Depositor’s assets, a dissolution of the Depositor and any amendments to the Depositor’s certificate of incorporation.  The Trustee shall have no authority or obligation to exercise discretion in respect of the vote to be cast, but instead shall vote (in person or by proxy or by written consent) such voting securities on any matter on which such shares are so entitled to vote in the same proportion as all voting securities of the Depositor (other than the voting securities included in the Trust Estate) are voted on such matter.  The Trustee’s power and obligation to vote such voting securities held under this Agreement and to give written consents in respect thereof pursuant to this Agreement shall be irrevocable for the term of this Agreement.  The Trustee (i) shall have the right to waive notice of any meeting of stockholders of the Depositor in respect of such shares and (ii) may exercise any power or perform any act hereunder by an agent or attorney duly authorized and appointed by him.  In furtherance of the foregoing, the Trustee shall execute and deliver an irrevocable proxy in the form attached hereto as Exhibit E, granting the proxy or proxies named therein to cause the voting securities of the Trust to be voted in accordance with this Section 6.1.2.

Section 6.3   Not Acting in Individual Capacity.  Except as expressly provided herein, in accepting the trusts hereby created, the Trustee acts solely as trustee hereunder and not in its individual capacity; and all Persons, having any claim against the Trustee by reason of the transactions contemplated hereunder shall have recourse solely to the Trust Estate (or a part thereof, as the case may be) for payment or satisfaction thereof.  The Trustee undertakes to perform such duties and only such duties as are specifically set forth in this Trust Agreement and no implied covenants or obligations shall be read into this Trust Agreement against the Trustee.

Section 6.4   Interpretation of Trust Agreement.  In the event that the Trustee is uncertain as to the application of any provision of this Trust Agreement or any other agreement relating to the transactions contemplated hereby, or such provision is ambiguous as to its application or is, or appears to be, in conflict with any other applicable provision hereof, or in the event that this Trust Agreement permits any determination by the Trustee or is silent or incomplete as to the course of action which the Trustee is required to take with respect to a particular set of facts, the Trustee may seek instructions from the Depositor and shall not be liable to any Person to the extent that it acts in good faith in accordance with the instructions of the Depositor; provided, that if the Trustee shall not have received written instructions from the Depositor pursuant to its request within 10 days after the date of such request (or within such shorter period as may be requested and required under the circumstances), until instructed otherwise by the Depositor, the Trustee may, but shall be under no duty to, take or refrain from taking such action as it shall deem advisable in the best interests of the Depositor and/or the Trustee.

Exhibit D
To Rights Agreement

Section 6.5   Standard of Care.  The Trustee accepts the trusts hereby created and agrees to perform the same but only upon the terms of this Trust Agreement.  To the fullest extent permitted by law, including Section 3806 of the Delaware Statutory Trust Act, the Trustee shall only have the express duties (including fiduciary duties) provided herein and to the extent the express provisions of this Trust Agreement restrict or eliminate such duties (including fiduciary duties) the terms of this Trust Agreement shall prevail.  The Trustee shall have no liability to the Depositor or the Beneficiaries under any circumstances except that the Trustee shall be liable (i) for its own willful misconduct or bad faith violation of the implied contractual covenant of good faith and fair dealing, (ii) for liabilities that may result from any representation or warranty of the Trustee hereunder being untrue or inaccurate and (iii) for any taxes based on or measured by any fees, commissions or compensation received by the Trustee for acting as trustee or for services rendered in connection with the transactions contemplated hereby.  In particular, but not by way of limitation:

(i)           The Trustee shall not be personally liable for any error of judgment made in good faith;

(ii)          The Trustee shall not be required to take any action that is inconsistent with the purposes of the Trust set forth in Section 1.4;

(iii)         No provision of this Trust Agreement shall require the Trustee to expend or risk its personal funds, or otherwise incur any financial liability in the performance of its rights or powers hereunder, if the Trustee shall have reasonable grounds for believing that repayment of such funds or adequate indemnity against such risk or liability is not reasonably assured or provided to it;

(iv)         Under no circumstances shall the Trustee be personally liable for any indebtedness or obligation of the Trust;

(v)          The Trustee shall not be liable for the default or misconduct of the Depositor, Wells Fargo (or any successor transfer agent or exchange agent), the Depository Trust Company, any Beneficiary or any other Person and shall not be liable for any act or omission taken at the direction of the Depositor;

(vi)         The Trustee shall incur no liability if, by reason of any provision of any present or future law or regulation thereunder, or by any force majeure event, including but not limited to natural disaster, war or other circumstances beyond its control, the Trustee shall be prevented or forbidden from doing or performing any act or thing which the Terms of this Trust Agreement provide shall or may be done or performed;

(vii)       In no event whatsoever shall the Trustee be liable for any representation, warranty, covenant, agreement, indebtedness or other obligation of the Trust;

(viii)      The Trustee shall not be liable for any action it takes or omits to take in good faith reliance on the certification of a Beneficiary, or the written instruction of the Depositor; and

Exhibit D
To Rights Agreement

(ix)         Every provision of this Trust Agreement relating to the Trustee shall be subject to the provisions of this Section 6.4.

Section 6.6   Reliance on Writings, Use of Agents, Etc.  The Trustee shall not incur any liability to anyone in acting upon any signature, instrument, notice, resolution, request, consent, telegram, order, certificate, report, opinion, bond or other document or paper (including deliveries contemplated by Section 4.2 hereof) reasonably believed by it to be genuine and reasonably believed by it to be signed or sent by the proper party or parties.  Unless other evidence in respect thereof is specifically prescribed herein, any request, direction, order or demand of the Depositor or a Beneficiary mentioned herein, shall be sufficiently evidenced by written instruments signed by the Depositor or a Beneficiary.  The Trustee may accept a copy of a resolution of the Board of Directors of the Depositor, certified by the Secretary or an Assistant Secretary of the Depositor as duly adopted and in full force and effect, as conclusive evidence that such resolution has been duly adopted by such Person and that the same is in full force and effect.  As to any fact or matter the manner of ascertainment of which is not specifically described herein, the Trustee may for all purposes hereof rely on a certificate, signed by the Depositor or a Beneficiary, as to such fact or matter, and such certificate shall constitute full protection to the Trustee for any action taken or omitted to be taken by it in good faith in reliance thereon.  In the performance of its duties hereunder, the Trustee may execute any of the trusts or powers hereof and perform its powers and duties hereunder directly or, at the expense of the Depositor, through agents or attorneys and may, at the reasonable expense of the Depositor, consult with counsel, accountants and other skilled Persons to be selected and employed by it or them, and the Trustee shall not be liable for anything done, suffered or omitted by it, in good faith and in accordance with the advice or opinion of any such counsel, accountants or other skilled Persons appointed with due care and the Trustee shall not be liable for the negligence of any such agent, attorney, counsel, accountant or other skilled Person appointed by it or them, as applicable, with due care hereunder.  Notwithstanding any other provision contained herein, the Trustee shall not be required to confirm or verify that a person purporting to be a Beneficiary is in fact a Beneficiary and shall not be required confirm or verify that such person is entitled to the shares of Common Stock it requests.

Section 6.7   No Action Except Under Specified Documents or Instructions.  The Trustee shall not manage, control, use, operate, lease, sell, dispose of or otherwise deal with the Trust Estate except (i) in accordance with the terms of this Trust Agreement, (ii) in accordance with the powers granted to, or the authority conferred upon, the Trustee pursuant to this Trust Agreement or (iii) in accordance with written instructions from the Depositor pursuant to Section 6.1.1 or 6.3 hereof.  The Trustee shall not be required to take any action under this Trust Agreement unless the Trustee shall have been indemnified by the Depositor, in manner and form satisfactory to the Trustee, against any liability, cost or expense (including counsel fees and disbursements) which may be incurred in connection therewith; and if the Depositor shall have directed the Trustee to take any such action or refrain from taking any action, the Depositor agrees to furnish such indemnity as shall be required and, in addition, to pay the reasonable compensation of the Trustee for the services performed or to be performed by it pursuant to such direction.  The Trustee shall not be required to take any action under this Trust Agreement if the Trustee shall reasonably determine or shall have been advised by counsel that such action is contrary to the terms of this Agreement or is otherwise contrary to law.  The Trustee shall be under no obligation to institute, conduct or defend any litigation, at the request, order or direction of

Exhibit D
To Rights Agreement

the Beneficiaries or any other Person, unless such Beneficial Owners have offered to the Trustee security or indemnity satisfactory to it against the costs, expenses and liabilities that may be incurred by the Trustee (including, without limitation, the reasonable fees and expenses of its counsel) therein or thereby, including such advances as the Trustee shall request.

Section 6.8    Exculpatory Provisions.  Any and all exculpatory provisions, immunities and indemnities in favor of the Trustee under this Trust Agreement shall inure to the benefit of the Trustee in its individual capacity or as a party to any agreement referred to herein or therein.

Section 6.9    Trustee Not Liable for Trust Estate.  The recitals contained herein shall be taken as the statements of the Depositor, and the Trustee assumes no responsibility for the correctness thereof.  The Trustee makes no representations as to the validity or sufficiency of this Trust Agreement or of any related documents.  The Trustee shall at no time have any responsibility or liability for or with respect to the genuineness, sufficiency or validity of the Trust Estate.

Section 6.10  Trustee May Own Beneficial Unit Interests or Common Stock.  The Trustee in its individual or any other capacity may become the owner or pledgee of Beneficial Unit Interests or Common Stock of the Depositor and may deal with the Beneficiaries and the Depositor in banking transactions with the same rights as it would have if it were not the Trustee.

Section 6.11  Certain Rights of the Trustee.  Notwithstanding anything contained herein to the contrary, the Trustee shall not be responsible for ascertaining whether any transfer complies with the registration provisions or exemptions from the Securities Act of 1933, as amended, the Securities Exchange Act of 1934, as amended, applicable state securities law, the Employee Retirement Income Security Act, the Investment Company Act of 1940, any other applicable law, or the provisions of this Agreement.  The Trustee shall have no duty or obligation to prepare or file any tax returns or other filings on behalf of the Trust, all of which shall be prepared or filed or be caused to be prepared or filed by the Depositor on behalf of the Trust.  Except as expressly provided herein, the Trustee shall have no duty to (i) see to any recording or filing of any document, see to the payment or discharge of any tax, assessment or other governmental charge or any lien or encumbrance of any kind owing with respect to, assessed or levied against any part of the Trust, (iii) to confirm or verify any financial statements or to inspect the Depositor’s books and records at any time.

ARTICLE VII

RESIGNATION AND REMOVAL OF TRUSTEE;
APPOINTMENT OF SUCCESSORS; CO-TRUSTEE

Section 7.1   Resignation; Successor Trustee.  The Trustee or any successor thereto may, with respect to the Trust, resign at any time without cause by giving at least 30 days’ prior written notice to the Depositor, such resignation to be effective upon the acceptance of appointment of a successor trustee as hereinafter provided.  In addition, the Depositor may at any time with respect to the Trust Estate remove the Trustee without cause by an instrument in writing, delivered to the Trustee, such removal to be effective upon the acceptance of appointment by the

Exhibit D
To Rights Agreement

successor trustee as hereinafter provided.  In the case of the resignation or removal of the Trustee, the Depositor shall appoint, subject to Section 7.3 hereof, a successor Trustee or Trustees by an instrument signed by the Depositor.  If the Depositor shall not have appointed a successor Trustee or Trustees within 30 days after such resignation or removal, the Trustee shall continue as Trustee and may apply to any court of competent jurisdiction to appoint a successor Trustee to act until such time, if any, as a successor or successors shall have been appointed by the Depositor as above provided; any successor Trustee so appointed by such court shall immediately and without further act be superseded by any successor Trustee thereafter appointed by the Depositor.

A successor Trustee hereunder shall be deemed a Trustee for all purposes hereof, and each reference herein to the Trustee shall thereafter be deemed to include such successor.

Section 7.2   Acceptance of Appointment.  Any successor Trustee, whether appointed by a court, the Depositor or the Trustee, shall execute and deliver to its predecessor Trustee an instrument reasonably satisfactory to such predecessor Trustee accepting such appointment, and thereupon such successor Trustee, without further act, shall with respect to the Trust become vested with all the estates, properties, rights, powers, duties and trusts of the predecessor Trustee in the trusts hereunder with like effect as if originally named as an Trustee herein; but nevertheless upon the written request of such successor Trustee such predecessor Trustee shall execute and deliver an instrument reasonably satisfactory to such successor Trustee transferring to such successor Trustee, upon the trusts herein expressed, all the estates, properties, rights, powers and trusts of such predecessor Trustee, and such predecessor Trustee shall duly assign, transfer, deliver and pay over to such successor Trustee any property or monies then held by such predecessor Trustee upon the trusts herein expressed.  Any successor Trustee shall execute and file an amendment to the certificate of trust of the Trust with the Delaware Secretary of State changing the name and business address in the State of Delaware of the Trustee.

Section 7.3   Qualification of Successor Trustee.  Any successor to the Trustee, however appointed, shall be a bank or trust company organized under the laws of the United States or any jurisdiction thereof having a combined capital and surplus of at least $50,000,000 and shall satisfy the requirements of Section 3807 of the Delaware Statutory Trust Act, provided, that there exists such an institution willing, able and legally qualified to perform the duties of the Trustee hereunder upon reasonable or customary terms.

Section 7.4   Merger of Trustee.  Any corporation into which the Trustee may be merged or converted or with which it may be consolidated, or any corporation resulting from or surviving any merger, conversion or consolidation to which the Trustee shall be a party, or any corporation to which all or substantially all the corporate trust business of the Trustee may be transferred, shall, subject to the terms of this Article, succeed to the Trustee’s position as Trustee under this Trust Agreement without any further act.

Section 7.5   Status of Successor Trustee.  A successor Trustee shall have the same duties, powers and discretion conferred herein on the Trustee.  A successor Trustee may accept the assets of the Trust Estate delivered to it by its predecessor Trustee as constituting the entire assets of the Trust Estate and shall not be required to take any action to determine what constitutes the Trust Estate or to obtain possession of any assets thereof or to investigate any acts, omissions or misconduct of its predecessor Trustee.

Exhibit D
To Rights Agreement

Section 7.6   Co-Trustee.  At any time or times, for the purpose of meeting the legal requirements of any jurisdiction in which any part of the Trust Estate hereunder may at the time be located, the Trustee shall have power to appoint one or more Persons (who may be officers or affiliates of the Trustee) or institutions to act as co-Trustee, jointly with the Trustee or separately from the Trustee at the direct written instruction of the Depositor, in either case as required by applicable state law, of all or any part of the Trust Estate hereunder, or of any property constituting part thereof, in either case with such powers as may be provided in the instrument of appointment, and to vest in such Person or Persons in the capacity as aforesaid, any property, title, right or power deemed necessary or desirable.  All provisions of this Trust Agreement which are for the benefit of the Trustee shall extend to and apply to each co-Trustee appointed pursuant to the foregoing provisions of this Section.

ARTICLE VIII

DISSOLUTION AND TERMINATION OF AND AMENDMENT TO TRUST

Section 8.1   Dissolution of Trust; Termination of Trust Agreement.  The Trust will dissolve upon the earlier of (i) the final disposition by the Trustee of all property constituting part of the Trust Estate or (ii) the time at which all property constituting part of the Trust Estate would otherwise escheat to any applicable governing body under any escheat laws that would otherwise apply to such property.  Promptly upon dissolution of the Trust, and after the payment or the making of reasonable provision for the payment of any claims or obligations of the Trust in accordance with Section 3808 of the Delaware Statutory Trust Act, the Trustee shall file, at the direction and expense of the Depositor, a certificate of cancellation with the Delaware Secretary of State and thereupon this Agreement (except for those provisions that expressly survive) and the Trust shall terminate.

Section 8.2   Supplements and Amendments to this Trust Agreement.   At any time and from time to time (i) the Trustee, together with the Depositor, may execute and deliver an amendment or a supplement to this Trust Agreement to the extent, but only to the extent, that it relates to the Trust for the purpose of adding provisions to or changing or eliminating provisions of this Trust Agreement and the Trust as specified in a written request of the Depositor and (ii) upon the written request of the Depositor, the Trustee shall enter into such written amendment of or supplement to any of the other documents referred to herein as the Depositor may agree to (to the extent such agreement is required) and as may be specified in such request, or execute and deliver such written waiver or modification of the terms of any such other document as may be specified in such request.

(a)           Prior to executing any document required to be executed by it pursuant to the terms of Section 8.2(a), the Trustee shall be entitled to receive (i) an opinion of counsel to the effect that the execution of such document is authorized hereunder and (ii) an Officer’s Certificate of the Depositor to the effect that all conditions precedent to the execution of the amendment or supplement have been met.  If, in the reasonable opinion of the Trustee, any such document adversely affects any right, duty, immunity or indemnity in favor of the Trustee hereunder, the Trustee may in its discretion decline to execute such document, unless the Trustee shall have been indemnified therefor by the Depositor in manner and form satisfactory to the Trustee.

Exhibit D
To Rights Agreement

Section 8.3   Limitations on Rights of Others.  Nothing in this Trust Agreement, whether express or implied, shall be construed to give to any Person other than the Trustee, the Beneficiaries and the Depositor any legal or equitable right, remedy or claim under or in respect of this Trust Agreement, any covenants, conditions or provisions contained herein or in the Trust Estate, all of which are and shall be construed to be for the sole and exclusive benefit of the Trustee, the Depositor and the Beneficiaries.

ARTICLE IX

MISCELLANEOUS

Section 9.1   Entire Agreement.  This Trust Agreement embodies the entire agreement and understanding between the Depositor and the Trustee relating to the subject matter hereof and of the Trust created pursuant hereto, and upon execution and delivery hereof, this Trust Agreement will supersede any prior agreements and understandings relating to the Trust created hereby.

Section 9.2   Notices.  Except as otherwise set forth herein, all notices, consents and other communications relating to this Trust Agreement shall be given as follows:

(i)           if to the Depositor, at <*>

and

(ii)          if to the Trustee, at  <*>

or such other address, telephone or telecopy number or other destination as the Depositor or the Trustee may from time to time designate by notice given in accordance with the provisions of this Section 9.2.

Section 9.3   Governing Law.  This Trust Agreement shall be governed by and construed in accordance with the laws of the State of Delaware, without regard to principles of conflict of laws.

Section 9.4   Benefit of Parties, Successors and Assigns.  This instrument shall be binding upon, and shall inure solely to the benefit of, the Beneficiaries and the parties hereto and their respective successors and assigns.

Section 9.5   Survival of Representations and Warranties.  All representations and warranties contained herein shall survive the execution and delivery of this Trust Agreement and the establishment of the Trust.

Section 9.6   Severability of Invalid Provisions.  Any provision of this Trust Agreement which is prohibited or unenforceable in any jurisdiction as to the Trust shall, as to the Trust and

Exhibit D
To Rights Agreement

such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.  To the extent permitted by applicable law, the parties hereto hereby waive with respect to the Trust any provision of law which renders any provision hereof prohibited or unenforceable in any respect.

Section 9.7   Effect of Waiver; Remedies Not Exclusive.  Waiver of the breach of any provision hereunder shall not be deemed a waiver of any prior or subsequent breach of the same or any other provision hereof.  Pursuit of any remedy with respect to the Trust shall not be deemed the waiver of any other remedy hereunder or at law or in equity.

Section 9.8   Representations and Warranties.  The Depositor hereby represents and warrants to the Trustee, as of the date hereof, that:

(a)          Due Organization.  The Depositor is a corporation duly organized and validly existing in good standing under the laws of Delaware, and has the power and authority to enter into and perform its obligations under this Trust Agreement.

(b)         Due Authorization.  The execution, delivery and performance by the Depositor of this Trust Agreement has been duly authorized by all necessary action on the part of the Depositor and does not require the consent or approval of its stockholders or any trustee or holder of any of its indebtedness or other obligations, except such as have been duly obtained, given or accomplished.

(c)          Execution; Enforceability.  This Trust Agreement has been duly executed and delivered by the Depositor and (assuming the due authorization, execution and delivery by the Trustee of this Trust Agreement) this Trust Agreement constitutes the Depositor’s legal, valid and binding obligation, enforceable against it in accordance with the terms hereof, subject to applicable bankruptcy laws and laws affecting the rights of creditors generally.

 (d)        No Violation; No Consent.  Neither the Depositor nor the Trust is an “Investment Company” or a company controlled by an “Investment Company” required to register as such under the Investment Company Act of 1940, as amended and that the execution, delivery and performance of this Trust Agreement does not and will not violate or require any consent or approval of, the withholding of objection on the part of, the giving of notice to, the filing, registration or qualification with, or the taking of any other action under, any agreement, license indenture or instrument to which it is a party or by which it is bound or any provision of any law, rule, regulation, judgment, order, writ, injunction or decree of any court or governmental authority applicable to it or any of its property.

Section 9.9     References to Agreements and Instruments.  Except as otherwise indicated, all the agreements and instruments herein defined shall mean such agreements or instruments as the same may from time to time be supplemented or amended or the terms thereof waived or modified to the extent permitted by, and in accordance with, the terms hereof and thereof.

Exhibit D
To Rights Agreement

Section 9.10  Headings.  The division of this Trust Agreement into articles and sections and the insertion of headings are for the convenience of reference only and shall not affect the construction or interpretation of this Trust Agreement.

Section 9.11  Counterpart Execution and Dating.  This Trust Agreement and any amendment or supplement to this Trust Agreement may be executed in any number of counterparts and by the different parties hereto and thereto on separate counterparts, each of which, when so executed and delivered, shall be an original, but all such counterparts shall together constitute but one and the same instrument.  Fully executed sets of counterparts shall be delivered to, and retained by, the parties hereto.

Section 9.12  Limitation on the Depositor’s and the Beneficiaries’ Liability.  The Depositor shall not have any liability for the performance of this Trust Agreement except as expressly set forth herein.  The Beneficiaries shall be entitled to the same limitation of personal liability extended to stockholders of private corporations for profit organized under the general corporation law of the State of Delaware.

[Signature Page Follows]

Exhibit D
To Rights Agreement

IN WITNESS WHEREOF, the parties hereto have each caused this Trust Agreement to be duly executed by their respective officers thereunto duly authorized as of the date first above set forth.

COMPASS MINERALS INTERNATIONAL, INC.

By:
Name:
Title:

By:
Name:
Title:

Exhibit A
to Trust Agreement

CERTIFICATE OF TRUST OF
CMI RIGHTS EXCHANGE TRUST

This Certificate of Trust of CMI Rights Exchange Trust (the “Trust”), is being duly executed and filed by the undersigned, as trustee, to form a statutory trust under the Delaware Statutory Trust Act (12 Del. Code, § 3801 et seq.) (the “Act”).

1.	Name. The name of the statutory trust formed hereby is CMI Rights Exchange Trust.

2.	Delaware Trustee. The name and business address of the trustee of the Trust in the State of Delaware is [__________].

3.	Effective Date. This Certificate of Trust shall be effective upon filing.

IN WITNESS WHEREOF, the undersigned has duly executed this Certificate of Trust in accordance with Section 3811(a) of the Act.

[_______________], not in its individual capacity, but solely as Trustee

By:
Name:
Title:

A-1

Exhibit B
to Trust Agreement

CERTIFICATION FOR TRANSFER OF RECORD OWNERSHIP OF
SHARES OF COMPASS MINERALS INTERNATIONAL, INC.
COMMON STOCK ISSUED IN EXCHANGE
FOR PREVIOUSLY OUTSTANDING RIGHTS

On [__________], each right previously outstanding under Rights Agreement (the “Rights Agreement”) of Compass Minerals International, Inc. (the “Company”) was exchanged (the “Exchange”) at the close of business on that date for one share of the Company’s Common Stock (the “Common Stock”).  The Exchange does not apply to rights formerly held by any Acquiring Person (defined below) at the time of the Exchange.

On [__________], a committee of the Company’s Board of Directors determined that [__________] and their Affiliates and Associates, as such terms are defined in the Rights Agreement (collectively, the “[__________] Group”), became “Acquiring Persons” as of [__________].  As a result, rights held by members of the [__________] Group became void on that date and members of the [__________] Group are not eligible to participate in the Exchange.  No other person or group has been determined to be an Acquiring Person.  In order to receive shares of Common Stock in the Exchange, an eligible stockholder is required to certify that it is not an Acquiring Person.

Prior to [__________] eligible stockholder certifications were to be provided to the Company’s Exchange Agent, [_________________], for processing.  On [__________],[__________] transferred all shares that were not credited to the accounts of certifying stockholders to [__________].  The Company has appointed [__________] to serve as Trustee under a Trust Agreement dated [__________], to hold these shares on behalf of eligible stockholders who did not received shares of Common Stock in the Exchange pursuant to the initial distribution by [__________] (each, a “Beneficiary” and collectively, the “Beneficiaries”), pending receipt of the required certification.  For the avoidance of doubt, members of the [__________] Group are not Beneficiaries under the Trust Agreement.

To receive shares of Common Stock from the Trustee, an eligible stockholder must certify that it is not an Acquiring Person by completing this certification form in the space provided below.

The Rights Agreement defines an “Affiliate” and “Associate” as having the respective meanings ascribed to them in Rule 12b-2 of the General Rules and Regulations of the Securities Exchange Act of 1934, as in effect on [__________], and to the extent not included within such definitions, any other person whose shares of Common Stock would be deemed constructively owned by such first person, owned by a single “entity” as defined in Section 1 .382-3(a)(1) of applicable income tax regulations under the Internal Revenue Code of 1986, as amended (the “Code”), or otherwise aggregated with shares of Common Stock owned by such first person pursuant to the provisions of the Code, or any successor provision or replacement provisions; provided, however, that a person shall not be deemed to be the Affiliate or Associate of another person solely because either or both persons are or were directors of the Company.

B-1

* * To receive a distribution of shares to which your clients may be entitled, please certify the representation set forth below * *

The undersigned hereby represents, warrants and certifies to [__________], as Trustee, that he/she/it (a) was the holder of record of the number of shares specified below as of the Close of Business (as defined in the Rights Agreement) on [__________] and is entitled to distribution of such number of shares pursuant to the Exchange, (b) is NOT, and does NOT hold shares on behalf of any beneficial owner that is, and was NOT, and does NOT hold shares on behalf of any beneficial owner that was, immediately prior to the declaration of the Exchange, an Acquiring Person (c) is a Beneficiary under the Trust Agreement and understands and acknowledges that upon distribution of the shares specified below he/she/it shall cease to be a Beneficiary under the Trust Agreement.

Name, address, telephone, and email of Beneficiary	Number of Compass Minerals International, Inc., (NYSE: CMP) shares held by Beneficiary.
[Name]

[Address]

[Telephone]

[Email]
[Address for delivery of Shares if different from above]

[Tax ID Number/SSN]

Form of Shares: (choose one)

[Physical Certificate] or

[Book Entry (Statement)]

Signature

Printed Name

Date:

B-2

Exhibit C
to Trust Agreement

CERTIFICATE OF EXCHANGE

To CMI Rights Exchange Trust (the “Trust”):

The undersigned hereby requests distribution of [__________] shares of common stock, par value $.0001 per share (the “Common Stock”), of Compass Minerals International, Inc. (the “Company”), distributable to the undersigned pursuant to the exchange declared on [__________] (the “Exchange”) pursuant to the terms of the Rights Agreement between the Company and Computershare Trust Company, N.A. as successor rights agent (as amended and restated, the “Rights Agreement”).  The undersigned further requests that certificates representing such shares of Common Stock be issued in the name of:

(Please print name and address)

The undersigned hereby certifies as of the date hereof that he/she/it (a) was the holder of record of that number of shares indicated above as of the Close of Business (as defined in the Rights Agreement) on [__________] and is entitled to distribution of such number of shares pursuant to the Exchange, (b) is a “Beneficiary” under the Trust Agreement, dated as of [__________], between the Company and [], as Trustee (the “Trust Agreement”), (c) is not, and immediately prior to the declaration of the Exchange was not, an Acquiring Person or an Affiliate or Associate of an Acquiring Person (as such terms are defined in the Rights Agreement) and (d) shall cease to be a Beneficiary of the Trust upon distribution of the shares identified herein.

Signature

Date:

C-1

Exhibit D
to Trust Agreement

CERTIFICATE OF EXCHANGE

To CMI Rights Exchange Trust (the “Trust”):

The undersigned hereby requests distribution of [__________]  shares of common stock, par value $.0001 per share (the “Common Stock”), of Compass Minerals International, Inc. (the “Company”), distributable to the undersigned pursuant to the exchange declared on [__________] (the “Exchange”) pursuant to the terms of the Rights Agreement between the Company and Computershare Trust Company, N.A. as successor rights agent (as amended and restated, the “Rights Agreement”).  The undersigned further requests that certificates representing such shares of Common Stock be issued in the name of:

(Please print name and address)

The undersigned hereby certifies as of the date hereof that he/she/it (a) was the beneficial owner of that number of shares indicated above as of the Close of Business (as defined in the Rights Agreement) on [__________] and is entitled to distribution of such number of shares pursuant to the Exchange, (b) is a “Beneficiary” under the Trust Agreement, dated as of [__________], between the Company and [__________], as Trustee (the “Trust Agreement”), (c) is not, and immediately prior to the declaration of the Exchange was not, an Acquiring Person or an Affiliate or Associate of an Acquiring Person (as such terms are defined in the Rights Agreement) and (d) shall cease to be a Beneficiary of the Trust upon distribution of the shares identified herein.

Signature

Date:

D-1

Exhibit E
to Trust Agreement

IRREVOCABLE PROXY

The undersigned, acting solely in its capacity as trustee of the CMI Rights Exchange Trust (the “Trust”), which holds shares of common stock of Compass Minerals International, Inc., a Delaware corporation (the “Company”), as of the date hereof, hereby irrevocably appoints the Secretary of the Company, any other designee of the Company’s Board of Directors, or any other person duly authorized to serve as proxy, as the sole and exclusive attorney-in-fact and proxies of the undersigned, with full power of substitution and resubstitution, to vote and exercise all voting and related rights (to the full extent that the undersigned is entitled to do so) with respect to all of the shares of common stock of the Company that now are or hereafter may be owned of record by the Trust, and any and all other shares or securities of the Company issued or issuable, or exchanged or exchangeable, in respect thereof on or after the date hereof (collectively, the “Shares”) in accordance with the terms of the Trust Agreement, dated as of [__________] (as the same may be amended from time to time, the “Trust Agreement”), between the Company and [__________], a [__________], as trustee.  This proxy is irrevocable and is coupled with an interest.

The attorneys-in-fact and proxies named above, and each of them, are hereby authorized and empowered by the undersigned to act as the undersigned’s attorney-in-fact and irrevocable proxy, and to exercise all voting, consent and similar rights of the undersigned with respect to the Shares (including, without limitation, the power to execute and deliver written consents), subject to and in accordance with the terms of the Trust Agreement.

Any obligation of the undersigned hereunder shall be binding upon the successors and assigns of the undersigned.

[__________], as Trustee of the CMI Rights Exchange Trust

Dated: [__________]	By:
Name:
Title:

E-1